Exhibit 3.5

File Number            5538-098-8

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 08 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR BULK MOLDING COMPOUNDS, INC..**

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 22ND day of APRIL A.D. 2015.
Authentication #: 1511202229 verifiable until 04/22/2016.
Authenticate at: http://www.cyberdriveillinois.com	SECRETARY OF STATE

File Number 5538-098-8

STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

0539 1 0103

Whereas, ARTICLES OF INCORPORATION OF
L. NUNNERY, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this* 24TH *day of* JANUARY *A.D. 19*89 *and of the Independence of the United States the two hundred and* 13TH.

Jim Edgar
SECRETARY OF STATE

C-212

BCA-2.10 *(Rev. Jul. 1984)*

Submit in Duplicate
Payment must be made by Certified Check, Cashier's Check, Illinois Attorney's Check, Illinois C.P.A.'s Check or Money order, payable to "Secretary of State"
DO NOT SEND CASH!

JIM EDGAR
Secretary of State
State of Illinois

ARTICLES OF INCORPORATION

File #

This Space For Use By Secretary of State
Date 1-24-89
License Fee $ 25.00
Franchise Tax $ 75.00
Filing Fee $ 100.00
Clerk

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE The name of the corporation is L. Nunnery, Inc.
(Shall contain the word "corporation", "company" "incorporated", "limited", or an abbreviation thereof)

ARTICLE TWO The name and address of the initial registered agent and its registered office are:

Registered Agent Jeffry J. Knuckles
First Name *Middle Name* *Last Name*

Registered Office 48 E. Jefferson Street
Number *Street* *Suite # (A P.O. Box alone is not acceptable)*

Naperville, Illinois 60540
City *Zip Code* *County*

ARTICLE THREE The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.

The transaction of any and all lawful businesses for which this corporation may be incorporated under the Illinois Business Corporation Act of 1983, and amendments thereto.

ARTICLE FOUR Paragraph 1: The authorized shares shall be:

Class	*Par Value per share	Number of shares authorized
Common	N/A	100,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
If not sufficient space to cover this point, add one or more sheets of this size.

None

ARTICLE FIVE The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

Class	*Par Value per share	Number of shares proposed to be issued	Consideration to be received therefor
Common	N/A	1,000	$ 1,000.00
			$
			$
			$
		TOTAL	$ 1,000.00

5538-098-8

* *A declaration as to a "par value" is optional. This space may be marked "n/a" when no reference to a par value is desired.*

0539 - 0803

ARTICLE SIX *OPTIONAL*

The number of directors constituting the initial board of directors of the corporation is one; and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address
Larry E. Nunnery	112 Sumac, St. Charles, IL 60174

ARTICLE SEVEN *OPTIONAL*

(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $ ________

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $ ________

(c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be: $ ________

(d) It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be: $ ________

ARTICLE EIGHT *OTHER PROVISIONS*

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated January 4, 1989

	Signatures and Names		Post Office Address
1.	[signature] Signature	1.	48 E. Jefferson Street (Street)
	Jeffry J. Knuckles (Name (please print))		Naperville, Illinois 60540 (City/Town, State, Zip)
2.	________ Signature	2.	________ Street
	________ Name (please print)		________ City/Town, State, Zip
3.	________ Signature	3.	________ Street
	________ Name (please print)		________ City/Town, State, Zip

(Signatures must be in ink on an original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

0539 FA 0803

JAN 24 1989

Form BCA-2.10

File No. ________

ARTICLES OF INCORPORATION

FILED

JAN 24 1989

JIM EDGAR
Secretary of State

FEE SCHEDULE

The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (See Art. 5), MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10 of 1% of the consideration to be received for initial issued shares (See Art. 5), MINIMUM $25.00.

EXAMPLES OF TOTAL DUE

Consideration to be Received	TOTAL Due*
up to $1,000	$100.50
$ 5,000	$102.50
$ 10,000	$105.00
$ 25,000	$112.50
$ 50,000	$150.00
$100,000	$225.00

*Includes Filing Fee + License Fee + Franchise Tax

RETURN TO:

Corporation Department
Secretary of State
Springfield, Illinois 62756
Telephone: (217) 782-6961

C-162.9

File Number 5538 098 8

STATE OF ILLINOIS
OFFICE OF THE SECRETARY OF STATE

0759 1 0354

Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

L. NURSERY, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 15th day of FEBRUARY AD 19 89 and of the Independence of the United States the two hundred and 13th.*

Jim Edgar

SECRETARY OF STATE

C-212

BCA-10.30 *(Form Rev. Jan. 1986)*

Submit in Duplicate

Remit payment in Check or Money Order, payable to "Secretary of State".

DO NOT SEND CASH!

JIM EDGAR
Secretary of State
State of Illinois

ARTICLES OF AMENDMENT

File # 5532-0798

This Space For Use By Secretary of State	
Date	2-15-89
License Fee	$
Franchise Tax	$25.—
Filing Fee	$
Clerk	AH

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE The name of the corporation is L. HUBBERY, INC. *(Note 1)*

ARTICLE TWO The following amendment of the Articles of Incorporation was adopted on February 5, 19 89 in the manner indicated below. ("X" one box only)

[ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected, or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment. *(Note 2)*

[ ] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. *(Note 3)*

XX By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment. *(Note 4)*

[ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. *(Note 4)*

[ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. *(Note 4)*

(INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows:)

BULK MOLDING COMPOUNDS, INC.

(NEW NAME)

All changes other than name, include on page 2

(over)

ARTICLE THREE The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: *(If not applicable, insert "No change")*

No Change

ARTICLE FOUR (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: *(If not applicable, insert "No change")*

No Change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: *(If not applicable, insert "No change")*

No Change

	Before Amendment	After Amendment
Paid-in Capital	$ ______	$ ______

(Complete either item 1 or 2 below)

(1) The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated February 6, 19 89 — L. Bunnery, Inc. *(Exact Name of Corporation)*

attested by [signature] *(Signature of Secretary or Assistant Secretary)* — by [signature] *(Signature of President or Vice President)*

Jeffry J. Knuckles, Secretary *(Type or Print Name and Title)* — Larry E. Bunnery, President *(Type or Print Name and Title)*

(2) If amendment is authorized by the incorporators, the incorporators must sign below.

OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

Dated ______, 19 ______

NOTES and INSTRUCTIONS

NOTE 1. State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported

NOTE 2. Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected (§ 10.10)

NOTE 3. Directors may adopt amendments without shareholder approval in only six instances, as follows

(a) to remove the names and addresses of directors named in the articles of incorporation,

(b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to § 5.10 is also filed,

(c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby,

(d) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name

(e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with § 9.05,

(f) to restate the articles of incorporation as currently amended (§ 10.15)

NOTE 4. All amendments not adopted under § 10.10 or § 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment

Shareholder approval may be (1) by vote at a shareholders' meeting *(either annual or special)* or (2) by consent, in writing, without a meeting

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment *(but if class voting applies, then also at least a 2/3 vote within each class is required)*

The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies (§ 10.20)

NOTE 5. When shareholder approval is by written consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment (§§ 7.10 & 10.20)

File No. ______

Form BCA-10.30

ARTICLES OF AMENDMENT

Filing Fee $25.00

Filing Fee for Re-Stated Articles $100.00

FILED

FEB 16 1989

JIM EDGAR
Secretary of State

PAID

FEB 16 1989

RETURN TO:

Corporation Department
Secretary of State
Springfield, Illinois 62756
Telephone 217 — 782-6961

STATE OF ILLINOIS

OFFICE OF
THE SECRETARY OF STATE